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                                                                    EXHIBIT 99.3

                              BROKER DEALER LETTER

                               RADIAN GROUP INC.
                  OFFER TO EXCHANGE 7.75% DEBENTURES DUE 2011
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                 FOR ALL OUTSTANDING 7.75% DEBENTURES DUE 2011.


                                                                October 12, 2001


To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:


     Radian Group Inc. (the "Company") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the prospectus, dated October 12, 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its 7.75% Debentures due 2011 which have been registered under the Securities Act of 1933, as amended (the "New Debentures"), for its outstanding 7.75% Debentures due 2011 (the "Old Debentures"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 29, 2001, between the Company and the initial purchasers referred to therein.


     We are requesting that you contact your clients for whom you hold Old Debentures regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Debentures registered in your name or in the name of your nominee, or who hold Old Debentures registered in their own names, we are enclosing the following documents:


          1. Prospectus, dated October 12, 2001;


          2. The Letter of Transmittal for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Debentures are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

          4. A form of letter which may be sent to your clients for whose account you hold Old Debentures registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. Return envelopes addressed to First Union National Bank, the Exchange Agent for the Old Debentures.


     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., PHILADELPHIA TIME, ON NOVEMBER 11, 2001, UNLESS EXTENDED BY THE COMPANY ("THE EXPIRATION DATE"). THE OLD DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., PHILADELPHIA TIME, ON THE EXPIRATION DATE.


     The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay all transfer taxes, if any, applicable to the exchange of Old Debentures pursuant to the Exchange Offer, on the transfer of Old Debentures to it, except as otherwise provided in instruction 7 of the enclosed Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Debentures and in handling or forwarding tenders for exchange.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent
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and certificates representing the Old Debentures should be delivered to the
Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Old Debentures wish to tender, but it is impracticable for them to forward their certificates for Old Debentures prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Debentures, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                      Very truly yours

                                      Radian Group Inc.

Enclosures

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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